Exhibit 99.3

ELDORADO RESORTS, INC.
100 WEST LIBERTY ST, SUITE 1150
RENO, NV 89501
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:X
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
The Board of Directors recommends you vote FOR Proposals 1 and 2.
For
Against
Abstain
1.
Proposal to approve the issuance of Eldorado Resorts, Inc. common stock to the holders of the outstanding stock of Isle of Capri Casinos, Inc. (the “Share Issuance”).
2.
Proposal to approve one or more adjournments of the Special Meeting if appropriate to solicit additional proxies if there are insufficient votes to approve the Share Issuance.
3.
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting.
Yes
No
Please indicate if you plan to attend this meeting
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX]
Date
Signature (Joint Owners)
Date

Bring this ticket (or other proof of ownership) and valid photo identification in order to be admitted to the Special Meeting. Cameras and electronic recording devises are not permitted at the Special Meeting.
ADMISSION TICKET
ELDORADO RESORTS, INC.
Special Meeting of Stockholders
January 25, 2017 at 10:00 AM Pacific Time
Eldorado Resort Casino
345 N. Virginia Street
Reno, Nevada 89501
Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice of Meeting, Proxy Statement and Form of Proxy Card are available at www.proxyvote.com
ELDORADO RESORTS, INC.
Special Meeting of Stockholders
January 25, 2017 at 10:00 AM PST
This proxy is solicited by the Board of Directors
The undersigned stockholder(s) of Eldorado Resorts, Inc., a Nevada corporation (the “Company”), hereby appoint(s) Thomas R. Reeg and Anthony L. Carano, and each of them, attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of common stock of the Company which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company, to be held at Eldorado Resort Casino, 345 N. Virginia Street, Reno, Nevada 89501, on January 25, 2017 at 10:00 a.m., Pacific Time, and at any and all adjournments, postponements, continuations or rescheduling thereof (the “Special Meeting”), with all the powers the undersigned would possess if personally present at the Special Meeting, as directed on this ballot.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.
Continued and to be signed on reverse side